EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

IC Sensors, Inc.

As independent public accountants, we hereby consent to the use of our reports included in or made a part of this registration statement.

/s/ Arthur Andersen LLP

Arthur Andersen LLP

Roseland, New Jersey
March 27, 2001